UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2012, American International Group, Inc. (“AIG”) entered into an Agreement to Terminate Intercompany Loan (the “Agreement”), among AIG, AIA Aurora LLC (the “AIA SPV”), AM Holdings LLC (formerly known as ALICO Holdings LLC), and the United States Department of the Treasury (the “Treasury”).

Pursuant to the Agreement, immediately after the receipt by the AIA SPV of a partial repayment of the intercompany loan extended by the AIA SPV to AIG (the “AIA SPV Intercompany Loan”), the AIA SPV Intercompany Loan will terminate and no longer be outstanding. The AIA SPV will use the partial repayment of the AIA SPV Intercompany Loan and cash currently held by the AIA SPV to fully pay down the remaining liquidation preference of Treasury’s preferred interests in the AIA SPV.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: March 22, 2012	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon

		Title:	Senior Vice President & Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement to Terminate Intercompany Loan, dated as of March 21, 2012, among AIG, the AIA Aurora LLC, AM Holdings LLC and the United States Department of the Treasury.